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                                                                       EXHIBIT 2

                                MERGER AGREEMENT


         This Merger Agreement ("Agreement") is executed as of the 2nd day of October, 1996, between and among TRUSTMARK CORPORATION, a Mississippi corporation ("Trustmark"), TRUSTMARK NATIONAL BANK, a national banking association ("Trustmark Bank") (Trustmark and Trustmark Bank hereinafter sometimes collectively referred to as "Buyers") and First Corinth Corp., a Mississippi corporation ("Company"), and NATIONAL BANK OF COMMERCE OF CORINTH, a national banking association ("NBC") (Company and NBC hereinafter sometimes collectively referred to as "Sellers").

         The parties desire to merge the Company with and into Trustmark, with Trustmark as the surviving corporation, and to merge NBC with Trustmark Bank, with Trustmark Bank as the surviving corporation.

         NOW, THEREFORE, for the considerations and mutual covenants and conditions contained in this Agreement, Buyers and Sellers do hereby agree as follows:

         1.  THE MERGERS.

                 Pursuant to this Agreement and the Plan and Agreement of Merger attached as Exhibit "A", Company shall be merged with and into Trustmark (the "Holding Company Merger"). As a result of the Holding Company Merger, the 112,000 issued and outstanding shares of common stock of the Company, together with the 800 additional shares described in Section 5.15 of this Agreement, shall, subject to the adjustments provided for in Sections 10.5 and 10.7 of this Agreement, be converted into 1,461,273 newly issued shares of the common stock of Trustmark.
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                 As a consequence of the Holding Company Merger, all assets of
Company as they exist at the Effective Time of the Holding Company Merger (as described in Section 10), shall pass to and vest in Trustmark without any conveyance or other transfer, and Trustmark shall be responsible for all the liabilities of every kind and description of Company as of the Effective Time of the Holding Company Merger.

                 Immediately following the Holding Company Merger, NBC shall be merged with and into Trustmark Bank under the charter of Trustmark Bank (the "Bank Merger") (and, together with the Holding Company Merger the "Mergers") pursuant to the Plan and Agreement of Merger attached as Exhibit "B" hereto. As a result of the Bank Merger, each of the 110,000 issued and outstanding shares of the common stock of NBC which are not owned by Company shall, subject to the adjustments provided for in Sections 10.5 and 10.7 of this Agreement, be converted into 13.4825 shares of the common stock of Trustmark.

                 As a consequence of the Bank Merger, all assets of NBC, as they exist at the Effective Time of the Bank Merger (as described in Section
10), shall pass to and vest in Trustmark Bank without any conveyance or other transfer, and Trustmark Bank shall be responsible for all of the liabilities of every kind and description of NBC as of the Effective Time of the Bank Merger.

         2.      CAPITALIZATION OF BUYERS.

                 The authorized capital stock of Trustmark consists of 100,000,000 shares of common stock, no par value, of which 34,910,683 shares are presently issued and outstanding.

                 The authorized capital stock of Trustmark Bank consists of 2,677,955 shares of common stock, $5.00 par value, of which 2,677,955 shares are presently issued and outstanding.
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         3.      REPRESENTATIONS AND WARRANTIES OF SELLERS.

                 Sellers, jointly and severally, make the following representations and warranties, each of which is being relied upon by Buyers, which representations and warranties shall, individually and in the aggregate, be true in all material respects upon the date of this Agreement and on the Closing Date, (except that all representations and warranties made as of a specific date shall be true and correct as of such date).

                 3.1      Organization.   Company is a Mississippi corporation,
duly organized, validly existing and in good standing under the laws of the State of Mississippi and has all requisite corporate power and authority to carry on its business as now being conducted and to own and lease its properties. The business activities of the Company do not require it to be qualified to do business in any other state.

                          NBC is a national banking association, duly
organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to carry on its business as now being conducted and to own and lease its properties.

                 3.2      Authority.   This Agreement has been duly and validly
approved by the Boards of Directors of Company and NBC. Upon approval by the shareholders of Company and NBC and upon obtaining the approval of all governmental and regulatory agencies or authorities whose approval is required (and such approvals are no longer subject to judicial or administrative review, and all waiting periods required by law have expired):

                          (a)     This Agreement will be a valid and binding
obligation of Sellers, enforceable in accordance with its terms, and
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                          (b)     Consummation of the transactions contemplated
by this Agreement will not: (1) result in a breach of or default under any material agreement to which either of the Sellers is a party, (2) conflict with or result in the breach of any law, rule or regulation, or any writ, injunction or decree of any court or governmental agency, or (3) conflict with, or result in the breach of, the charter or bylaws of Company or NBC.

                 3.3 Capitalization. The authorized capital stock of Company consists of 200,000 shares of common stock, $5.00 par value, of which 112,000 shares are issued and outstanding.

                          The authorized capital stock of NBC consists of
110,000 shares of common stock, $5.00 par value, of which 110,000 shares are issued and outstanding, 108,375 shares of which are owned by Company and 1,625 shares of which are owned in the aggregate by four shareholders.

                          Each share of Company and NBC stock outstanding as of
the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for Company's grant to the President of NBC of the option to purchase 800 shares of the capital stock of Company, neither Company nor NBC has outstanding any other equity securities or any subscriptions, options, warrants, rights, calls or other commitments to issue any securities or to convert any presently outstanding equity securities into securities of a different kind or class. Except for Company's promissory note in the approximate principal balance of $750,000 issued to First Tennessee Bank National Association (the "Holding Company Debt"), neither Company nor NBC has any other debt securities outstanding.

                 3.4 Financial Statements. Sellers have delivered to Buyers the audited financial statements of Company and its consolidated subsidiary for the years ended December 31, 1993,
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December 31, 1994 and December 31, 1995.  As promptly as the same are available, Sellers shall deliver to Buyers copies of all quarterly and annual financial statements of Company and the quarterly call reports of NBC filed subsequent to the date hereof and prior to the Closing Date. The financial statements delivered pursuant to this Section 3.4 (subject to audit adjustments to any unaudited financial statements) do and will fairly present the financial conditions of Company and NBC, as the case may be, as of the dates thereof and have been or will be prepared in conformity with generally accepted accounting
principles, consistently applied, for the periods involved.   The call reports
delivered pursuant to this Section 3.4 do and will fairly, as of the date thereof, present the financial information required to be shown therein. The $692,000 reserve for loan losses reflected in the audited financial statements for the period ending December 31, 1995 adequately provides for the anticipated loan losses of NBC as of such date.

                 3.5 Absence of Undisclosed Liabilities. Neither Company nor NBC has any known liabilities of any nature whatsoever, whether absolute, accrued, contingent or otherwise, due or to become due, as principal or guarantor, not recorded or disclosed in the audited financial statements for the period ending December 31, 1995, or otherwise disclosed in this Agreement or the documents, statements, lists, and exhibits referred to herein and delivered pursuant to and prior to completion of the due diligence examination set forth in Section 5.9 which could have a material adverse effect on the financial condition, properties or prospects of Company and NBC, taken as a whole.

                 3.6      Compliance with Laws.   Neither Company nor NBC has,
in its best judgment, any uncorrected deficiencies noted in any examination report by federal or state regulatory authorities or is
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in violation of any material federal, state or local law, rule, ordinance or regulation.

                 3.7      Assets Employed.   All of Company and NBC's
significant tangible assets are reflected in the financial statements delivered pursuant to Section 3.4 hereof, and such assets constitute all of the significant tangible assets used or employed in the business and operations of Company and NBC as currently conducted. Company and NBC have good marketable title to all of their significant tangible assets free of significant liens, encumbrances and claims, except as required by law for the deposit of public funds and to secure repurchase agreements. Leases covering material tangible assets in which Company or NBC have a leasehold interest only are valid and enforceable in accordance with their terms and the Mergers will not result in a default thereunder.

                 3.8 Contracts and Commitments. As of the date of this Agreement, Sellers have supplied Buyers with copies of all contracts, leases, licenses and all pension or profit sharing agreements ("Plans") and other agreements to which Company or NBC is a party or is bound, such agreements being listed in Exhibit "C" hereto. There have been no material breaches or defaults under any of the provisions of any such contracts, leases, licenses or Plans that have not been cured, waived or released. No prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code (the "Code"), accumulated funding deficiency (as defined in Section 412 of the Code) or reportable event (as defined in Section 4043 of ERISA) that is required to be reported to the Pension Benefit Guaranty Corporation has occurred with respect to any Plan. The present value of all benefits vested under all Plans does not exceed the value of the assets of such Plans allocable to such vested benefits.
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                 3.9      Litigation.  Except as set forth in Exhibit D-1
("Pending Litigation"), neither Company or NBC, nor to the knowledge of the Company or NBC any of their respective officers or directors is (i) a party to any action, suit, or proceeding or (ii) subject to any pending or threatened administrative, judicial or other action, suit, proceeding, inquiry or investigation, nor is there any basis known to the Company or NBC therefor in which in the case of either clause (i) or (ii) above an unfavorable decision, ruling or finding could have a material adverse effect on the financial condition or operations of Company and NBC taken as a whole or on the consummation of the transactions contemplated by this Agreement.

                 3.10 Brokers, Finders or Advisers. Neither Company nor NBC has employed or incurred any liability to any broker, finder or adviser in connection with the transactions contemplated by this Agreement.

                 3.11     Taxes.   Company and NBC have filed all federal,
state, county, municipal and other tax returns and all other material reports which are required to be filed in respect of all such taxes and, to the extent their liabilities for taxes have not been fully discharged, adequate reserves have been established in the financial statements therefor in accordance with generally accepted accounting principles. The federal income tax returns of Company and NBC have been audited by the Internal Revenue Service through the year ending December 31, 1994. Neither Company nor NBC is in default in the payment of any taxes due or payable or of any assessments of any kind, and neither has received any notice of assessment or proposed assessment of any tax.

                 3.12 Insurance. True and correct copies of all insurance policies presently in force covering Company, NBC and their officers, directors, employees and properties have been
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provided to Buyers, such policies being described in Exhibit "E" hereto.

                 3.13 Subsidiaries. NBC is a subsidiary of Company. Company owns 108,375 shares or 98.52% of the outstanding capital stock of NBC. Four shareholders own 1,625 shares or 1.48% in the aggregate of the outstanding capital stock of NBC. Company and NBC have no other subsidiaries.

                 3.14 Other Regulatory Filings. Sellers have delivered to Buyers true and correct copies of all reports filed by Company or NBC with the Board of Governors of the Federal Reserve System, the Comptroller of the Currency and all other state and federal financial regulatory agencies since January 1, 1993, such reports being described in Exhibit "F" hereto. Each of such reports is true and correct in all material respects.

                 3.15 Full Disclosure. To the best of Sellers knowledge, this Agreement and all information provided to Buyers in writing pursuant to this Agreement do not contain any untrue statements of material fact and Sellers have not omitted to disclose to Buyer any material fact known to Sellers concerning the financial condition, properties or prospects of Company or NBC.

                 3.16     Disclosure Documents.   With respect to information
supplied or to be supplied by Sellers for inclusion in the proxy statement relating to the meeting of Company's stockholders for the approval of the Mergers (the "Proxy Statement") and the registration statement on Form S-4 (or other appropriate registration form) to be filed with the Securities and Exchange Commission by Trustmark for the registration of the shares of Trustmark common stock to be offered and sold in the Mergers (the "Registration Statement"), (i) the Proxy Statement, at the time of the mailing thereof to stockholders of Company and at the time of the meeting of Company's stockholders will not contain any untrue
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statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Registration Statement, at the time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.      REPRESENTATIONS AND WARRANTIES OF BUYERS.

                 In order to induce Sellers to enter into this Agreement and to consummate the transactions contemplated herein, Buyers jointly and severally, make the following representations and warranties to Sellers, each of which is being relied on by Sellers, which representations and warranties shall, individually and in the aggregate, be true in all material respects upon the date of this Agreement and on the Closing Date, (except that all representations and warranties made as of a specific date shall be true and correct as of such date).

                 4.1 Organization, Power and Authorization. Trustmark is a Mississippi corporation, duly organized, validly existing and in good standing under the laws of the state of Mississippi and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own and lease its properties. The business activities of Trustmark do not require it to be qualified to do business in any other state. The execution and performance of this Agreement and the Holding Company Merger and Bank Merger have been duly authorized by the Board of Directors of Trustmark and upon obtaining the approval of all governmental and regulatory agencies or authorities whose approval is required as identified in Section
4.11 (and such approvals are no longer
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subject to judicial or administrative review, and all waiting periods required by law have expired), this Agreement will be a valid, binding obligation of Trustmark, enforceable in accordance with its terms.

                 Trustmark Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own and lease its properties. The business activities of Trustmark Bank do not require it to be qualified to do business in any other state. The execution and performance of this Agreement and the Bank Merger have been duly authorized by the Board of Directors of Trustmark Bank and upon obtaining the approval of all governmental and regulatory agencies or authorities whose approval is required as identified in
Section 4.11 (and such approvals are no longer subject to judicial or administrative review, and all waiting periods required by law have expired), this Agreement will be a valid, binding obligation of Trustmark Bank, enforceable in accordance with its terms.

                 4.2 Absence of Conflict. The execution and delivery of this agreement and the performance and compliance with the terms hereof by Buyers will not: (1) conflict with, or result in the breach of, the charter or bylaws of any of the Buyers, (2) result in a breach of or default under any agreement which any of the Buyers is presently a party, or (3) conflict with or result in a violation or breach of any law, rule or regulation, or any writ, injunction or decree of any court or governmental agency.

                 4.3      Capitalization.  The capitalization of Buyers is as
set out in Section 2 hereof.   Each share of Trustmark and Trustmark Bank stock
outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Neither Trustmark nor Trustmark Bank presently has outstanding any other securities or any options, warrants, rights, calls or other commitments to issue any securities or to convert any presently outstanding securities into securities of a different kind or class. Sellers and Buyers understand and agree that Trustmark Bank intends to authorize and issue additional shares of its common stock to Trustmark as a result of the transactions contemplated by this Agreement, and Trustmark may issue additional shares of its common stock or other securities at any time for the purpose of making acquisitions or for other business purposes of Trustmark.

                 4.4      Financial Statements.  Buyers have delivered to
Sellers the audited financial statements of Trustmark and its consolidated subsidiaries for the years ended December 31, 1993, December 31, 1994 and December 31, 1995, and the unaudited financial statements for the quarter ended
June 30, 1996.   As promptly as same are available, Buyers shall deliver to
Sellers a copy of any subsequent quarterly and annual financial statements of Trustmark and consolidated subsidiaries issued, and quarterly call reports of Trustmark Bank filed with the appropriate bank regulatory agencies, together with any reports filed with the Securities and Exchange Commission. The financial statements delivered pursuant to this Section 4.4 (subject to audit adjustments to any unaudited financial statements) do and will fairly present the financial condition of Trustmark and consolidated subsidiaries and have been or will be prepared in conformity with generally accepted accounting
principles, consistently  applied, for  the  periods involved.   The call
reports delivered pursuant to this Section 4.4 are and will be complete and correct in all material respects and fairly present or will present the financial information required to be shown therein.
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                 4.5      Absence of Undisclosed Liabilities.  Neither
Trustmark nor Trustmark Bank has any known liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, due or to become due, as principal or guarantor, not recorded or disclosed in the unaudited financial statements for the period ending June 30, 1996, or otherwise disclosed in this Agreement or the documents, statements, lists and schedules referred to herein and delivered on the date hereof which could have a material adverse effect on the financial condition, properties or prospects of Trustmark or Trustmark Bank.

                 4.6 Assets Employed. All of Trustmark and Trustmark Bank's significant tangible assets are reflected in the financial statements delivered pursuant to Section 4.4 thereof in accordance with generally accepted accounting principles, and such assets constitute all of the significant tangible assets necessary to or used or employed in the business and operations
of Trustmark and Trustmark Bank as currently conducted.   Trustmark and
Trustmark Bank have good, marketable title to all of their significant tangible assets free of all significant liens, encumbrances and claims, except as required by law for deposit of public funds. Leases covering material tangible assets in which Trustmark or Trustmark Bank have a leasehold interest only are valid and enforceable in accordance with their terms and the Mergers will not result in a default thereunder.

                 4.7      Taxes.   The amounts provided for taxes on the
audited financial statements for the period ending December 31, 1995, are sufficient in all material respects for the payment of all accrued and unpaid federal, state, county and municipal taxes and all levies, licenses, franchise and registration fees, charges or withholdings of any nature whatsoever of Trustmark and Trustmark Bank for the period ending on the date of such financial statements and for all prior periods. Trustmark and Trustmark Bank have filed
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all material federal, state, county, municipal and other tax returns and all other material reports which are required to be filed in respect of all such taxes and, to the extent that their liabilities for taxes have not been fully discharged, full and adequate reserves have been established in the financial statement therefor. Neither Trustmark nor Trustmark Bank is in default in the payment of any taxes due or payable or of any assessments of any kind, and neither has received any notice of material assessment or proposed material assessment of any tax.

                 4.8 Exchange Act Filings. Trustmark has filed with or furnished to the Securities and Exchange Commission, as applicable, all annual, quarterly and other reports, all proxy statements and all annual reports to stockholders required by the Exchange Act to be so filed or furnished. Such reports and proxy statements are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary to make the statement contained therein, in light of the circumstances under
which they were made, not misleading.   The financial statements and schedules
included in such reports and proxy statements, together with the notes thereto, represent fairly, in all material respects, the financial position of Trustmark and its consolidated subsidiaries, as of their respective dates and the results of operations and changes in financial position for the periods indicated therein, in each case in conformity with generally accepted accounting principles, consistently applied.

                 4.9 Full Disclosure. To the best of Buyers' knowledge, this Agreement, including all information provided to Sellers pursuant to this Agreement, does not contain any untrue statement of material fact and Buyers have not omitted to disclose to Sellers any material fact concerning the financial condition, properties or prospects of Trustmark or Trustmark Bank.
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                 4.10     Brokers, Finders or Advisers.   None of the Buyers
has employed, or incurred any liability to, any broker, finder or adviser in connection with the transactions contemplated by this Agreement.

                 4.11 Governmental and Judicial Consents and Approvals. The execution, delivery and performance by Buyers of this Agreement, and the consummation of the transactions contemplated by this Agreement, require no action by or in respect of, or filing with, any governmental or judicial body, agency, official or authority other than:

                 (a) the filing of Articles of Merger in accordance with Mississippi Law;

                 (b) compliance with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

                 (c) compliance with the applicable requirements of the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations promulgated thereunder;

                 (d) compliance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder;

                 (e) compliance with applicable foreign or state securities or "blue sky" laws;

                 (f) compliance with the applicable requirements of the Bank Holding Company Act of 1956 and the National Bank Act, both as amended; and

                 (g) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not materially and adversely affect the ability of Buyers to consummate the Merger.

                 4.12     Litigation.   Except as disclosed in the reports
referred to in Section 4.8 or as set forth in Exhibit D-2, none of Buyers is a party to any action, suit or proceeding, or is subject to any pending or threatened administrative, judicial or other action, suit, proceeding, inquiry or investigation, in which an unfavorable decision, ruling or finding could have a material adverse effect on the financial condition or operations of Trustmark and its consolidated subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement, and to the knowledge of Buyers there is no basis for any such action, suit, proceeding, inquiry or investigation.

                 4.13     Disclosure Documents.   With respect to information
supplied or to be supplied by Buyers for inclusion in the proxy statement relating to the meeting of Company's stockholders for the approval of the Holding Company Merger (the "Proxy Statement") and the registration statement on Form S-4 (or other appropriate registration form) to be filed with the Securities and Exchange Commission by Trustmark for the registration of the shares of Trustmark common stock to be offered and sold in the Mergers (the "Registration Statement"), (i) the Proxy Statement, at the time of the mailing thereof to stockholders of Company and NBC and at the time of the meeting of Company and NBC's stockholders to be held in connection with the Mergers, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Registration Statement, at the time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations thereunder.

                 4.14     Absence of Certain Changes.   Since December 31,
1995, Trustmark and its subsidiaries have in all material respects conducted their businesses in the ordinary course and there has not been:

                 (a) any material adverse change with respect to the business, financial condition or prospects of Trustmark and its subsidiaries:


                 (b) except for regular dividends declared in the ordinary course of business, any declaration, setting aside or payments of any dividend or other distribution in respect of any shares of capital stock of Trustmark, or any repurchase, redemption or other acquisition by Trustmark of any outstanding shares of capital stock;

                 (c) any amendment of any material term of any outstanding Trustmark capital stock;

                 (d) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Trustmark or any of its subsidiaries; or

                 (e) any material change in any method of accounting or accounting practice by Trustmark or any of its subsidiaries, except for any such change that is required by reason of a concurrent change in generally accepted accounting principles.

                 4.15  Compliance with Laws.   Neither Trustmark nor Trustmark
Bank has, in its best judgment, any material uncorrected deficiencies noted in any examination report by federal or state regulatory authorities or is in violation of any material federal, state or local law, rule, ordinance or regulation.

         5.   SPECIAL AGREEMENTS.

                 5.1      Dividends.    Notwithstanding any provision of this
Agreement to the contrary, provided NBC's net income for 1996 is not less than $2,300,000, Company is permitted to declare and pay to its shareholders an annual cash dividend in an amount not to exceed Nine Dollars ($9.00) per share. In the event NBC does not earn $2,300,000 in net income, there shall be a pro rata reduction in the Nine Dollar ($9.00) dividend in an amount equal to One Dollar ($1.00) for every One Hundred Ten Thousand Dollar ($110,000) shortfall below $2,300,000. For purposes of this Section 5.1, the term "net income" shall have the meaning associated with it in the Uniform Bank Performance Report, Section RI. NBC shall be permitted to declare and pay to its shareholders an annual cash dividend in an amount sufficient to (A) enable Company to pay (i) its shareholders the cash dividend described in this Section 5.1, and (ii) the Holding Company Debt, plus accrued interest, pursuant to
Section 5.16 and (B) to pay the shareholders of NBC, other than Company, subject to the same adjustment if NBC does not earn $2,300,000 in net income, a pro rata dividend sufficient to fund the Company dividend, extinguish the Holding Company Debt and extinguish any holding company operating expenses, which dividend shall not exceed $16.29 per share. If the Closing does not occur prior to March 1, 1997, the shareholders of Company and NBC shall, subject to Section 10.3, be entitled to receive quarterly dividends from Trustmark equal to the amount of the dividends such shareholder would have received if the Closing had occurred prior to March 1, 1997. No other dividends shall be paid by Company or NBC.

                 5.2 Employment. Trustmark Bank shall continue the employment of the employees of NBC for a minimum of one (1) year after the Closing Date. However, as employees of Trustmark Bank, such persons are subject to salary review, reassignment and termination in the same manner as other employees of Trustmark Bank.

                 5.3 Confidentiality. Buyers and Sellers represent and agree that any confidential information received concerning the other in connection with the transactions contemplated by this Agreement shall be maintained as confidential, and in the event the Closing does not occur without the default of either party, Buyers and Sellers agree to return all materials concerning the other to the party from which obtained. Such party will return to the other party all confidential materials, including any copies made by such party without retaining any copies thereof and shall further destroy any hand notes such party or any of its agents may have prepared and shall use such confidential information solely for consideration of this transaction and for no other purpose. Notwithstanding this Section 5.3, either party may disclose any such information to the extent required by federal securities laws or otherwise required by any governmental agency or authority.

                 5.4 Payment of Expenses. Except as provided in Section 5.9, each party shall bear its own expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

                 5.5 Covenant Not to Compete. The Directors of Company and NBC each agree that for the period from the date hereof until one year after the Closing Date, they will not become directly, indirectly or beneficially an employee, five percent or more stockholder or director of any bank, savings bank, savings association, trust company, financial institution or other similar business enterprise which competes with Trustmark Bank (as successor to NBC) within Alcorn County, Mississippi. The Directors of Company and NBC further agree not to initiate any action to induce any employee of Trustmark Bank (as successor to NBC) to leave Trustmark Bank's employment or directly or indirectly assist any other person or entity in requesting or inducing any such other employee of Trustmark Bank to leave such employment for the period from the date hereof until one year after the Closing Date.

                 5.6      Employee Benefit Plans.   Following the Closing Date,
the employees of NBC will be entitled to the same employee benefits as are presently being provided to employees of Trustmark Bank. At Buyer's option, Company's existing 401-K retirement plan shall either be (i) terminated on the Closing Date and, with Buyer's assistance, converted to self-directed individual retirement accounts for the employees or (ii) if permissible under applicable laws, rules and regulations, transfer the employee portion of Company's existing plan to Buyer's existing retirement plan and the employer portion of Company's existing plan to a separate newly created retirement plan maintained by Buyer. All employees of Company and NBC will receive credit for years of service at Company and NBC for purposes of participation in Buyer's retirement plan.

                 5.7      Recommendation of Directors; Voting of Shares.   The
Board of Directors of Company hereby agrees to recommend that the shareholders of Company approve the Holding Company Merger, provided, nothing herein shall require the Board of Directors of Company to take any action which, in the legal opinion of Watkins, Ludlam & Stennis, P.A., would constitute a breach of any fiduciary duties that are owed to the shareholders of Company under applicable law.. Each of the Directors of the Company agree to vote his Company shares in favor of the Holding Company Merger.

                 5.8 Public Announcements. The parties will consult with each other as to the timing, form and content of all public announcements regarding any aspect of this Agreement or the Mergers, provided that no party hereto shall be prohibited from making any press release or other public statement which its legal counsel deems necessary.

                 5.9 Due Diligence. Buyers shall promptly conduct their due diligence examination of the books, records, assets, and liabilities of Sellers, which shall be completed no later than thirty (30) days after the date hereof. If such inquiry or examination should reveal any previously unknown financial information which Buyers, in their sole discretion, deem to be adverse, then Buyers may promptly notify Sellers of such finding and may exercise their right of termination set forth in Section 11(d) of this Agreement.

                 5.10     Credit Extensions.       Sellers agree to notify and
consult with Buyers before making, advancing, extending or renewing any loans or credits above $350,000 before the Closing Date.

                 5.11     Indemnification.   Buyers agree to indemnify, defend
and hold harmless Sellers for all losses, costs, claims, damages and expenses, including, but not limited to, attorney's fees, arising out of any claim or cause of action asserted by a minority shareholder of NBC in connection with the Bank Merger.

                 5.12 Board of Directors. Following the consummation of the Holding Company Merger, the existing Board of Directors of NBC who so desire shall become advisory directors to the Corinth community bank office of Trustmark Bank and shall be entitled to the comparable benefits as are presently being provided to the other advisory directors of Trustmark Bank's community banks offices. Messrs. L. R. Norman and C. G. Worsham shall be permitted to remain as advisory directors to the Corinth community bank office of Trustmark Bank for two years following the consummation of the Mergers. Following the consummation of the Holding Company Merger, one representative from the Board of NBC shall be appointed to serve as an Advisory Director of Trustmark and will be entitled to the same benefits as are presently being provided to the other Advisory Directors of Trustmark.

                 5.13 Officer Incentive Plans. Sellers shall be authorized to continue NBC's existing officer incentive plan for the 1996 calendar year; provided, however, the payment of benefits pursuant to the officer incentive plan shall not exceed $200,000.

                 5.14 Management Fees. Sellers shall be authorized to pay the regular management fee for 1996 in the amount of $5,000 to Mr. B. Bryan Jones, III. On the Closing Date, Sellers shall be permitted to pay a management fee in the amount of $10,000 each to Messrs. Jack B. Yates and B. Bryan Jones, III.

                 5.15 Stock Options. On or before December 31, 1996, the President of NBC shall be authorized to exercise and purchase, and the Company shall be authorized to issue, 200 shares of the Company's outstanding common stock that are currently subject to that certain Non-Qualified Stock Option Agreement dated the 21st day of March 1995, by and between Company and Hull Davis, a copy of which has been provided to Buyers. On the Closing Date, the President of NBC shall be authorized to exercise and purchase, and the Company shall be authorized to issue, the remaining 600 shares of the Company's outstanding common stock that will be subject to such agreement.

                 5.16 Holding Company Debt. On or before the Closing Date, Sellers shall pay and discharge the Holding Company Debt in full, together with all accrued interest thereon.

                 5.17 Bank Merger Vote. Company agrees to vote all of the shares of NBC owned by it in favor of the Bank Merger at the NBC special shareholders meeting called to consider and vote upon the Bank Merger, provided nothing herein shall require the Board of Directors of Company to take any action which, in the legal opinion of Watkins, Ludlam & Stennis, P.A., would constitute a breach of any fiduciary duties that are owed to the shareholders of NBC under applicable law.

         6.   COVENANTS OF SELLERS PENDING CLOSING.

                 6.1 Shareholder's Meeting. As promptly as practical after the effective date of the Registration Statement for the Trustmark shares to be issued in connection with the Mergers, the Company and NBC shall cause to be convened a special meeting of their shareholders for the purpose of considering and voting on the Mergers. Such meetings shall be properly called and held in accordance with applicable law and the articles of incorporation and bylaws of the Company and NBC.

                 6.2 Documents of Title. Sellers agree to allow Buyers to examine all documents relating to any real or personal property owned by Sellers.

                 6.3 Access to Properties and Records. Sellers will provide Buyers and their authorized representatives full access during normal business hours and under reasonable circumstances to any and all of their premises, properties, contracts, commitments, books, records and other information and will cause their officers to furnish any and all financial, technical and operating data and other information pertaining to their businesses as Buyers shall from time to time reasonably request.

                 6.4      Solicitation of Further Offers.   From the date
hereof until the termination of this Agreement, Sellers and their Boards of Directors will not, directly or indirectly, take any action to solicit, initiate or encourage the making of any Acquisition Proposal (as hereinafter defined); nor will they enter into any negotiations concerning, furnish any non-public information relating to Sellers in connection with, or agree to any Acquisition Proposal. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Sellers, or either of them, or the acquisition of a majority of the outstanding shares of Company's or NBC's common stock or a majority of the assets of Sellers, or either of them, other than the transactions contemplated by this Agreement.

                 6.5      Other Affirmative Covenants.   Sellers covenant with
Buyers that at all times prior to the Closing Date, Sellers will and will cause NBC and Company to:

                          (a)     Operate their businesses in substantially the
manner in which such businesses are now being operated and use their best efforts to maintain the goodwill of the depositors, customers and suppliers of Company and NBC;

                          (b)     Use  their best  efforts to retain the
services of the officers and employees of Company and NBC; provided, however, that Sellers shall have the right to terminate the employment of any officer or employee of either of them in accordance with established procedures;

                          (c)     Maintain their properties in good repair and
working order, reasonable wear and tear excepted;

                          (d)     Duly and timely file all reports, tax returns
and other documents required to be filed with federal, state and local tax and regulatory authorities;

                          (e)     Unless contesting same in good faith by
appropriate proceedings and having established reasonable reserves therefor, pay, when required to be paid, all taxes indicated by tax returns as filed or otherwise levied or assessed upon them or any of their properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payments all taxes and other assessments either of them is required by law to withhold or collect;

                          (f)     Notify Buyers of any unusual or material
problems or developments with respect to the business of Company or NBC; and

                          (g)     Use their best efforts to bring about the
transactions contemplated by this Agreement.

                 6.6      Negative Covenants of Sellers.   From the date hereof
until the Closing Date, without the prior written consent of Trustmark, neither Company nor NBC will:

                          (a)     Incur any material obligation except  in the
ordinary course of business;

                          (b)     Increase the compensation of any director,
and, except for normal increases as a result of regular salary reviews for officers and employees that will be conducted in January of 1997 if the Mergers have not been consummated by such date, increase the compensation of any officer or employee or enter into or amend any contract of employment or enter into or amend any insurance, profit-sharing, pension, severance pay, bonus, incentive, deferred compensation or retirement plan or arrangement;

                          (c)     Amend its articles of incorporation; or

                          (d)     Sell, transfer or convey any of its
investment securities;

                          (e)     Sell, assign or transfer any of its assets
other than in the ordinary course of business;

                          (f)     Mortgage, pledge or subject to any lien,
charge or encumbrance any of its assets, except in the ordinary course of business;

                          (g)     Intentionally waive any material right,
contractual or otherwise, or cancel or release any material debts or claims whether or not in the ordinary course of business;

                          (h)     Intentionally suffer  any material  uninsured
damage, destruction or loss to its tangible properties;

                          (i)     Declare or pay any dividend or make any other
distribution with respect to its stock, except as otherwise  permitted by
Section 5.1;

                          (j)     Make, extend or renew any loan or other
extension of credit to any of its officers, directors, or employees other than loans made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and that do not involve more than normal risk of collectability or present other unfavorable features;

                          (k)     Issue or sell any of its capital stock, or
any of its debt securities, authorize a stock split or dividend, or otherwise affect its capital structure except as otherwise permitted by Section 5.15;

                          (l)     Fail to comply with any representation,
warranty or covenant contained herein;

                          (m)     Make, advance, extend or renew any loan or
credit above $500,000; or

                          (n)     Enter into any agreement to do any of the
foregoing matters.



         7.      COVENANTS OF BUYERS PENDING CLOSING.

                 7.1 Corporate Action. As promptly as practical after the execution of this Agreement, Buyers shall cause the Holding Company Merger and the Bank Merger to be approved by the directors of Trustmark and the directors and shareholder of Trustmark Bank.

                 7.2 Other Affirmative Covenants. Buyers covenant with Sellers that at all times prior to the Closing Date, Buyers will and will cause Trustmark and Trustmark Bank to:

                          (a)     Operate their businesses in substantially the
manner in which such businesses are now being operated and use their best efforts to maintain the goodwill of the depositors, customers and suppliers of Trustmark and Trustmark Bank;

                          (b)     Use  their best  efforts  to  retain  the
services of the officers and employees of Trustmark and Trustmark Bank; provided, however, that Buyers shall have the right to terminate the employment of any officer or employee of either of them in accordance with established procedures;

                          (c)     Maintain their properties in good repair and
working order, reasonable wear and tear excepted;

                          (d)     Duly and timely file all reports, tax returns
and other documents required to be filed with federal, state and local tax and regulatory authorities;

                          (e)     Unless contesting same in good faith by
appropriate proceedings and having established reasonable reserves therefor, pay, when required to be paid, all taxes indicated by tax returns as filed or otherwise levied or assessed upon them or any of their properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payments all taxes and other assessments either of them is required by law to withhold or collect;

                          (f)     Use their best efforts to bring about the
transactions contemplated by this Agreement; and

                          (g)     Notify Sellers of any unusual or material
problems or developments with respect to the business of either Trustmark or Trustmark Bank.



            8.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.

                 Buyers obligations to consummate the transactions contemplated by this Agreement are subject to each of the following conditions precedent, any of which may be waived by Buyers in writing.

                 8.1 Warranties and Representations at Closing. All warranties and representations contained in this Agreement by or concerning Sellers shall be true and correct on the Closing Date in all material respects.

                 8.2 Governmental Authority Approval. The consummation of the Holding Company Merger and the Bank Merger shall have been approved by all governmental and regulatory agencies or authorities whose approval is required, such approvals shall be in full force and effect and no longer subject to judicial or administrative review and all waiting periods required by law shall have expired.

                 8.3 Corporate Approval. The Holding Company Merger and the Bank Merger shall have been authorized by the Boards of Directors and shareholders of Company and NBC, respectively, in accordance with the provisions of applicable law and the articles and bylaws of Company and NBC, and Sellers shall have furnished Buyers with certified copies of resolutions duly adopted by the Boards of Directors and shareholders, respectively, of Company and NBC approving this Agreement and authorizing the Holding Company Merger and the Bank Merger.

                 8.4 Compliance with Undertakings. Each of the acts, covenants, agreements and undertakings of Sellers to be performed or caused to be complied with on or before the Closing Date pursuant to the terms hereof shall have been duly performed and caused to be complied with in all material respects.

                 8.5 No Material Adverse Change. There shall have been no material adverse change in the financial condition, tangible properties or prospects of Company or NBC since the completion of due diligence under Section 5.9, other than as a result of the transactions contemplated hereby.

                 8.6 Pooling of Interests. Buyers shall have received the written opinion of Arthur Andersen, LLP to the effect that the transactions contemplated by this Agreement qualify for pooling-of-interests accounting treatment in accordance with Accounting Principles Board Opinion No. 16 and the accounting staff of the SEC shall not have asserted or threatened to assert a determination to the contrary.

                 8.7      Federal Income Taxation.   Buyers shall be satisfied
that the Mergers will qualify as tax-free reorganizations pursuant to Section 368 of the Code.

                 8.8      Opinion of Counsel.   Sellers shall cause to be
delivered to Buyers the legal opinion of Watkins Ludlam & Stennis, P.A. to the effect that:

                          (a)     NBC is duly organized, validly existing and
in good standing as a national banking association under the laws of the United
States.   The 110,000 issued and outstanding shares of its common stock are
duly authorized, validly issued, fully paid and nonassessable.   Such stock
represents all of the issued and outstanding securities of NBC.

                          (b)     Company is a duly organized, validly existing
corporation in good standing under the laws of the State of Mississippi. The 112,000 issued and outstanding shares of Company's common stock, together with the additional 800 shares described in Section 5.16 of this Agreement, are duly authorized, validly issued, fully paid and nonassessable. Such stock represents all of the issued and outstanding equity securities of Company.

                          (c)     This Agreement is valid, binding and
enforceable against Sellers in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally.

                          (d)     The Holding Company Merger and the Bank
Merger have been duly authorized by all requisite corporate and shareholder action of Company and NBC.

                          (e)     To the best of such counsel's knowledge,
following diligent inquiry, but without independent verification of facts presented or represented by NBC and/or Company to such counsel and with the ability to rely upon certificates of officers and other legal opinions, Sellers have not made any material misrepresentation, breached any material warranty or breached any material covenant or condition in this Agreement or in any document, statement, list or schedule referred to herein.

                 8.9      Special Financial Covenants.   On the Closing Date,
the reserve for loan losses then maintained by NBC shall adequately provide for the anticipated loan losses of NBC as of such date in accordance with accepted
audit, bank examination and bank regulatory standards.   Further, the tangible
assets of Company, excluding NBC, shall have a fair market value equal to or greater than its liabilities.

                 8.10 Closing Certificate. At the Closing, the Chairman of the Board and Chief Executive Officer of Company and NBC shall execute and deliver a closing certificate to the effect that all representations and warranties by or concerning Company and NBC are true and correct in all material respects as of the Closing Date and that all other conditions precedent to Buyers' obligation to Close have been performed and complied with in all material respects.

         9.      CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE.

                 Sellers obligations to consummate the transactions contemplated by this Agreement are subject to each of the following conditions precedent, any of which may be waived by Sellers in writing.

                 9.1 Warranties and Representations at Closing. All warranties and representations contained in this Agreement by or concerning Buyers shall be materially true and correct on the Closing Date; provided, subject to Section 4.3 hereof, nothing in this Agreement shall prohibit or impair the ability of Trustmark and Trustmark Bank to make further acquisitions using cash or through the issuance of additional securities or to issue additional securities for other business purposes.

                  9.2 Governmental Authority Approval. The consummation of the Holding Company Merger and the Bank Merger shall have been approved by all governmental and regulatory agencies or authorities whose approval is required, such approvals shall be in full force and effect and no longer subject to judicial or administrative review and all waiting periods required by law shall have expired.

                 9.3 Corporate Approval. The Holding Company Merger and the Bank Merger shall have been authorized by the Board of Directors of Trustmark and the Board of Directors and shareholder of Trustmark Bank in accordance with the provisions of applicable law and the charters and bylaws of Trustmark and Trustmark Bank.

                 9.4      Federal  Income  Taxation.    Sellers shall have
received a favorable revenue ruling or otherwise be satisfied that the Holding Company Merger will qualify as a tax-free reorganization pursuant to section 368 of the Code.

                 9.5 Compliance with Undertakings. Each of the acts, covenants, agreements and undertakings of Buyers to be performed or caused to be complied with on or before the Closing Date pursuant to the terms hereof shall have been duly performed and caused to be complied with in all material respects.

                 9.6 No Material Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of Trustmark or Trustmark Bank since December 31, 1995, other than as a result of the transactions contemplated hereby.

                 9.7      Opinion of Counsel.   Buyers shall cause to be
delivered to Sellers the legal opinion of Brunini, Grantham, Grower & Hewes, PLLC to the effect that:

                          (a)     Trustmark Bank is duly organized, validly
existing and in good standing as a national banking association.

                          (b)     Trustmark is a duly organized, validly
existing corporation in good standing under the laws of the State of
Mississippi.   The outstanding shares of Trustmark's common stock  are, and the shares of Trustmark common stock to be issued as a result of the Holding Company Merger, upon execution and delivery, will be, in each case duly authorized, validly issued, fully paid, and nonassessable. The shares of Trustmark common stock are validly registered under the Securities Act of 1933.

                          (c)     This  Agreement  is  valid, binding  and
enforceable against Buyers in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally.

                          (d)     The Holding Company Merger and the Bank
Merger have been duly authorized by all requisite corporate and shareholder action of Trustmark and Trustmark Bank.

                          (e)     To the best of such counsel's knowledge,
following diligent inquiry, but without independent verification of facts certified by appropriate officials of Trustmark and/or Trustmark Bank and relied upon by such counsel, Buyers have not made any material misrepresentation, materially breached any warranty or materially breached any covenant or condition in this Agreement or in any document, statement, list or schedule referred to herein.

                 9.8 Closing Certificate. At the Closing, the Chairman of the Board and President of Trustmark shall execute and deliver a closing certificate to the effect that all representations and warranties by or concerning Trustmark and Trustmark Bank are true and correct in all material respects as of the Closing Date and that all other conditions precedent to Sellers' obligation to Close have been performed and complied with in all material respects.

         10.     CLOSING.

                 On the Closing Date, subject to the terms and conditions set forth in this Agreement, Company shall merge with and into Trustmark pursuant to the Plan and Agreement of Merger attached as Exhibit "A", NBC will consolidate with and into Trustmark Bank pursuant to the Plan and Agreement of Merger attached as Exhibit "B". The Holding Company Merger will be effective (the "Effective Time of the Holding Company Merger") upon the filing of articles of merger with the Secretary of State of the State of Mississippi. The Bank Merger will be effective (the "Effective Time of the Bank Merger") at the time established by the United States Comptroller of the Currency.

                 At the Effective Time of the Mergers, the separate corporate existence of Company and NBC, respectively, shall cease. Trustmark shall be the surviving corporation of the Holding Company Merger and Trustmark Bank shall be the surviving association of the Bank Merger.

                 Closing will take place at the main office of NBC on a date selected by Buyers within 30 days after all conditions to Closing have been
satisfied or waived (the "Closing Date").   At  the Closing, the certificates,
letters and opinions required by

Articles 8 and 9 hereof shall be delivered and the appropriate officers of Company, NBC, Trustmark and Trustmark Bank shall execute, deliver, acknowledge and file such documents, instruments and certificates required by this Agreement or otherwise necessary to accomplish the Holding Company Merger and the Bank Merger.

                 10.1 Conversion of Shares. As of the Effective Time of the Holding Company Merger, by virtue of the merger and without any further action on the part of the holders of any Company shares, each share of Company common stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger (other than such shares as to which dissenter's rights of appraisal have been perfected and not withdrawn) shall, subject to Sections 10.5 and 10.7, be converted into 12.9545 Trustmark shares.

                          As of the Effective Time of the Bank Merger, by
virtue of the merger and without any further action on the part of the holders of the NBC shares, each share of NBC common stock issued and outstanding immediately prior to the Effective Time of the Bank Merger which are not owned by Company shall, subject to Sections 10.5 and 10.7, be converted into 13.4825 shares of common stock of Trustmark.

                          As soon as practical after the Effective Time of the
Holding Company Merger, notice will be given to all shareholders of Company and NBC as of the Effective Date of the Mergers, of the procedure for surrendering and exchanging their share certificates representing Company and NBC common shares for share certificates representing Trustmark shares. The notice will include instructions with respect to the surrender of certificates representing the Company and NBC common shares and the distribution of Trustmark shares in exchange therefor and a letter of transmittal for use in surrendering Company and NBC common share certificates.

                 10.2 Lost or Destroyed Certificates. Any person whose certificates representing Company or NBC common shares shall have been lost or destroyed may nevertheless obtain the Trustmark shares to which such Company and NBC common shareholder is entitled as a result of the Mergers, provided such Company and NBC common shareholder provides Trustmark with a statement certifying such loss or destruction and an indemnity satisfactory to Trustmark sufficient to indemnify Trustmark against any loss or expense that may occur as a result of such lost or destroyed certificates being thereafter presented to Trustmark for exchange.

                 10.3 Rights Prior to Exchange. Until a former Company and NBC common shareholder has surrendered the certificates representing his Company or NBC common shares or provided indemnity as permitted in Section 10.2, such former Company or NBC common shareholder shall not be entitled to receive cash or certificates representing the Trustmark shares to which such shareholder is entitled by virtue of the Mergers and no dividend or other distribution with respect of Trustmark shares will be paid to such persons; provided, however, that when such certificates shall have been surrendered or indemnity provided, there shall be paid to such persons, without interest, all dividends and other distributions payable in respect of a record date after the Effective Time of the Mergers on the Trustmark shares for which such Company or NBC common shares shall have been exchanged.

                 10.4 Fractional Shares. No fractional Trustmark shares will be issued upon the surrender for exchange of certificates representing Company and NBC common shares. In lieu of any such fractional share, each holder of Company common shares who would otherwise be entitled to a fractional share of Trustmark common stock will be paid in cash upon surrender of all the stock certificates representing Company common shares held by such holder in the amount equal to the product of such fraction multiplied by $22.00.

                 10.5 Adjustment of Merger Consideration. If, between the date of this Agreement and the Effective Time of the Mergers, Trustmark's shares shall be changed into a different number of shares or shares of a different class by reason of any reclassification, recapitalization, split up or stock dividend with a record date within said period, the number of Trustmark shares to be issued and delivered upon the Mergers as provided in this Agreement will be appropriately and proportionately adjusted so that the number of such shares that will be issued and delivered upon the Mergers will equal the number of Trustmark shares that holders of Company and NBC common shares would have received had the record date of such reclassification, recapitalization, split up or stock dividend been immediately following the Effective Time of the Mergers.

                 10.6     Further Assurance.   If, at any time after the
Effective Times of the Mergers, Trustmark or Trustmark Bank shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things that are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the surviving corporation its right, title or interest in, to or under any of the rights, properties or assets of Company or NBC acquired or to be acquired as a result of the Holding Company Merger or the Bank Merger or to otherwise carry out this Agreement, the officers and directors of Trustmark and Trustmark Bank shall, and will be authorized to, execute and deliver, in the name and on behalf of Company and NBC all such deeds, bills of sale, assignments and assurances and take and do, in the name of and on behalf of Company and NBC, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Trustmark and Trustmark Bank or to otherwise carry out this Agreement.

         10.7    Market Price Fluctuations.

                 (a) Holding Company Merger. The exchange ratio will be adjusted if the 2-week average of the bid/asked prices of Trustmark shares is greater than $25.00 or less than $22.00 on the Adjustment Date. For purposes of this Agreement, the Adjustment Date shall be the fifteenth day prior to the Closing Date. The 2-week average of the bid/asked prices of the Trustmark shares shall be the average of the closing bid/asked prices of Trustmark shares as reported in the National Association of Securities Dealers Automated System for National Market Issues for the 10 business days preceding the Adjustment Date (the "Average Trustmark Price"). If, on the Adjustment Date, the Average Trustmark Price is more than $25.00, the adjustment will decrease the number of Trustmark shares in to which each Holding Company common share will be converted so that the exchange ratio of the Trustmark shares in to which each Company common share shall be converted will be equal to the quotient of (i) the amount of the increase in the Average Trustmark Price that is greater than $25.00 plus $22.00 (ii) divided into $32,148,000. If, on the Adjustment Date, the Average Trustmark Price is less than $22.00, the adjustment will increase the number of Trustmark shares in to which each Company common share will be converted so that the value of the Trustmark shares in to which each Company common share shall be converted will not be less than $285.00. Notwithstanding the foregoing sentence, if, on the Adjustment Date, the Average Trustmark Price is less than $19.00, Trustmark shall have the option to (i) adjust the exchange ratio so that the value of the Trustmark shares in to which each Company common share shall be converted will not be less than $285.00, (ii) to renegotiate the exchange ratio, or (iii) to terminate this Agreement upon written notice to the Company. In the event Buyers exercise their right of termination under and in accordance with this Section 10.7, Buyers shall reimburse and pay to Sellers all of Seller's reasonable expenses, including but not limited to, attorneys fees which Sellers shall have incurred under this Agreement and in pursuance of the transactions covered by this Agreement.

                 (b) Bank Merger. If the exchange ratio is adjusted for the Holding Company Merger pursuant to Section 10.7(a), then the exchange ratio for the Bank Merger shall be adjusted to equal the product of the exchange ratio for the Holding Company Merger multiplied by 1.0408.



         11.     TERMINATION.

                 This Agreement may be terminated and the Mergers may be abandoned without liability on the part of Sellers or Buyers, as follows:

                          (a)     By the mutual consents of the boards of
directors of Company and Trustmark;

                          (b)     By Trustmark if a state or federal
governmental agency or authority shall at any time fail to approve the transactions contemplated by this Agreement or shall have instituted and not dismissed court proceedings to restrain or prohibit such transactions and such court proceedings have not been resolved prior to one year after the date of this Agreement.

                          (c)     By any party if the Closing Date shall not
have occurred on or prior to the day that is one year after the date of this Agreement without the fault of such party;

                          (d)     By Trustmark or Trustmark Bank at any time
during the due diligence examination period as provided in Section 5.9 if such examination, in Buyers opinion, reveals previously unknown, adverse information concerning Company or NBC; or

                          (e)     By Buyers, if at the time of such termination
there shall be a material adverse change in the financial condition or tangible properties of Sellers arising subsequent to the completion of due diligence as referred to in Section 5.9 hereof.

                          (f)     By Sellers, if at the time of such
termination there shall be a material adverse change in the financial condition or tangible properties of Buyers arising subsequent to December 31, 1995.

                          (g)     By Buyers in accordance with and subject to
the provisions of Section 10.7 hereof.

                          (h)     By either Buyers or Sellers, if the
stockholders of the Company or NBC fail to approve the Holding Company Merger or Bank Merger at the meeting of stockholders called for such purposes (including any adjournment or postponement thereof);

                          (i)     By Buyers if there has been a material breach
by either of the Sellers (A) of any of its representations and warranties set forth herein, or (B) of any of its obligations herein which has not been promptly cured after notice thereof from Buyers;

                          (j)     By Sellers if there has been a material
breach by either of the Buyers (A) of any of its representations and warranties set forth herein or (B) of any of its obligations hereunder which has not been promptly cured after notice thereof by Sellers.



         12.     MISCELLANEOUS.

                 12.1 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Mississippi, except to the extent that federal law is applicable.

                 12.2 Notices and Communications. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered in person or upon receipt when delivered by an overnight courier delivery service that maintains proof of delivery or three days after being mailed by United States Certified or Registered Mail, Return Receipt Requested, postage prepaid and addressed:

         TO COMPANY:              Mr. Jack B. Yates
                                  First Corinth Corp.
                                  Post Office BOX 608
                                  Lexington, MS 39095-0608

         WITH A COPY TO:          Mr. Craig N. Landrum
                                  Watkins Ludlam & Stennis, P.A.
                                  Post Office Box 427
                                  Jackson, MS 39205-0427

         TO TRUSTMARK:            Mr. Frank R. Day
                                  Trustmark Corporation
                                  Post Office Box 291
                                  Jackson, MS 39205

         WITH A COPY TO:          Mr. Granville Tate, Jr.
                                  Brunini, Grantham, Grower & Hewes, PLLC
                                  Post Office Drawer 119
                                  Jackson, MS 39205

                 Any party may change the address to which notice or other communication to him or it is sent by delivery of written notice of the change to the other parties to this Agreement.

                 12.3 Headings and Exhibits. Any section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provisions hereof. All documents, statements, lists and schedules referred to herein shall be initialed for identification or may be physically annexed hereto, but in either event such documents, statements, lists and schedules shall be deemed a part hereof.

                 12.4 Benefit. This Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto, their heirs, successors or assigns. This Agreement is not intended to nor shall it create any rights in any other party.

                 12.5     Partial Invalidity.   The invalidity or
unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                 12.6 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof or the exercise of any other right, power or remedy.

                 12.7     Counterparts.   This Agreement may be executed
simultaneously in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                 12.8 Interpretation. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity or the context may require. Further, it is acknowledged by the parties that this Agreement has been drafted and negotiated by both parties hereto and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions.

                 12.9     Entire Agreement.    This  Agreement  and  the
documents, statements, lists and schedules referred to herein constitute the entire Agreement between the parties hereto, and it is understood and agreed that all undertakings, negotiations and agreements heretofore had between the parties are merged herein and therein. This Agreement may not be modified orally, but only by an agreement in writing signed by either Trustmark or Trustmark Bank, on the one hand, and Company or NBC, on the other.

                 12.10   Time of the Essence.   With respect to any act called
for by any party to this Agreement, including regulatory authority approvals and registration of the Trustmark shares with appropriate state and federal agencies, time is of the essence.

                 12.11 Definition of Material. With reference to the representations, warranties and covenants of Sellers contained in this Agreement, such representations, warranties and covenants shall be strictly satisfied and complied with. Accordingly, when used with reference to Sellers "material" and "materially" shall be understood to mean a breach of any representation, warranty or covenant contained in this Agreement which, separately or in the aggregate with any other such breach, does or could result in a cost, loss, detriment or obligation in excess of $325,000. Provided, however, with reference to the representations, warranties and covenants of Buyers contained in this Agreement, "material" and materially" shall have the meaning normally accorded such terms considering the relative importance of such representation, warranty or covenant in the context of a business of the type and size of Buyers. Any reduction in the book value of Company or Trustmark which may result by virtue of the adoption of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" shall not constitute a material adverse change in the condition, financial or otherwise, of Company or Trustmark.

                 12.12   Nonsurvival of Representations and Warranties.   All
representations and warranties set forth in Sections 3 and 4 of this Agreement shall be deemed conditions to the Merger and shall not survive the Merger.

                 WITNESS the signatures of the undersigned parties as of the date first above written.


                                           TRUSTMARK CORPORATION


                                           By:
                                               ---------------------------------
                                                Frank R. Day, Chairman of the
                                                Board and Chief Executive
(SEAL)                                          Officer


                                           TRUSTMARK BANK NATIONAL BANK


                                           By:
                                               ---------------------------------
                                                Frank R. Day, Chairman of the
                                                Board and Chief Executive
(SEAL)                                          Officer


                                           First Corinth Corp.


                                           By:
                                               ---------------------------------
                                                Jack B. Yates, Chairman of the
(SEAL)                                          Board


                                           NATIONAL BANK OF COMMERCE OF CORINTH


                                           By:
                                               ---------------------------------
                                                Hull Davis, President and Chief
(SEAL)                                          Executive Officer


                                           Board of Directors of First Corinth
                                           Corp.


                                           -------------------------------------
                                           Hull Davis


                                           -------------------------------------
                                           Harold P. Hammett, Jr.


                                           -------------------------------------
                                           B. Bryan Jones, III


                                           -------------------------------------
                                           Paul F. O'Brien, Jr.


                                           -------------------------------------
                                           Jack B. Yates


                                           Board of Directors of National Bank
                                           of Commerce of Corinth

                                           -------------------------------------
                                           Hull Davis


                                           -------------------------------------
                                           Bryan B. Jones


                                           -------------------------------------
                                           Dr. R. H. Kay


                                           -------------------------------------
                                           L. R. Norman


                                           -------------------------------------
                                           David M. Palmer


                                           -------------------------------------
                                           J. C. Stanley, IV


                                           -------------------------------------
                                           Joe Vann


                                           -------------------------------------
                                           Kenneth Williams


                                           -------------------------------------
                                           C. G. Worsham



                                           -------------------------------------
                                           Jack B. Yates

                      FIRST AMENDMENT TO MERGER AGREEMENT

        This First Amendment to Merger Agreement is entered into this the 11th day of December, 1996, between and among TRUSTMARK CORPORATION, a Mississippi corporation ("Trustmark"), TRUSTMARK NATIONAL BANK, a national banking association ("Trustmark Bank") (Trustmark and Trustmark Bank are sometimes collectively referred to as "Buyers") and FIRST CORINTH CORP. ("Company") and NATIONAL BANK OF COMMERCE OF CORINTH, a national banking association ("NBC") (Company and NBC are sometimes collectively referred to as "Sellers").

                                   WITNESSETH

        On October 2, 1996, Sellers and Buyers entered into a Merger Agreement pursuant to which Company will be merged with and into Trustmark and NBC will be merged with and into Trustmark Bank.

        The Merger Agreement provides that the ratio in to which each Company or NBC common share will be exchanged for shares of Trustmark may be adjusted based on the Average Market Price of Trustmark shares.

        Sellers and Buyers desire to amend the Merger Agreement to clarify the manner in which the exchange ratio will be adjusted, if applicable.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Sellers and Buyers do hereby agree to amend the Merger Agreement on the following terms and conditions.

        1. The third sentence of Paragraph 10.7(a) of the Merger Agreement is hereby amended to read as follows:

        If, on the Adjustment Date, the Average Trustmark Price is more than $25.00, the adjustment will decrease the number of Trustmark shares in to which each Company common share will be converted so that the exchange ratio of the Trustmark shares in to which each Company common share shall be converted will be equal to the quotient of (i) $36,531,825 divided by the Average Trustmark Price divided by (ii) 112,800.

        2. The third sentence of Paragraph D of Exhibit A to the Merger Agreement is hereby amended to read as follows:

        If, on the Adjustment Date, the Average Trustmark Price is more than $25.00, the adjustment will decrease the number of Trustmark shares in to which each Company common share will be converted so that the exchange ratio of the Trustmark shares in to which each

                Company common share shall be converted will be equal to the quotient of (i) $36,531,825 divided by the Average Trustmark Price divided by (ii) 112,800.

        3. Except as modified or amended herein, the Merger Agreement is ratified and shall remain unchanged and in full force and effect.

        WITNESS the signature of the undersigned parties as of the date first above written.

                                        TRUSTMARK CORPORATION


        (Seal)                          By: /s/ FRANK R. DAY
                                            -----------------------------------
                                            Frank R. Day, Chairman of the Board
                                            and Chief Executive Officer


                                        TRUSTMARK NATIONAL BANK


        (Seal)                          By: /s/ FRANK R. DAY
                                            -----------------------------------
                                            Frank R. Day, Chairman of the Board
                                            and Chief Executive Officer


                                        FIRST CORINTH CORP.


        (Seal)                          By: /s/ JACK B. YATES
                                            -----------------------------------
                                            Jack B. Yates, Chairman of the
                                            Board


                                        NATIONAL BANK OF COMMERCE OF CORINTH


        (Seal)                          By: /s/ HULL DAVIS
                                            -----------------------------------
                                            Hull Davis, President and Chief
                                            Executive Officer

                                 EXHIBIT INDEX


Exhibit A:       Plan  and  Agreement  of  Merger  -  The  Holding Company
                 Merger.


Exhibit B:       Plan and Agreement of Merger - The Bank Merger.


Exhibit C:       Schedule of Contracts.


Exhibit D-1:     Schedule of Pending Litigation -- Sellers.

Exhibit D-2:     Schedule of Pending Litigation -- Buyers.


Exhibit E:       Schedule of Insurance Policies.


Exhibit F:       Schedule  of  Reports  filed  with  Regulatory Authorities.

                                   EXHIBIT A

                                       TO

                                MERGER AGREEMENT

                      PLAN AND AGREEMENT OF MERGER BETWEEN
                FIRST CORINTH CORP., A MISSISSIPPI CORPORATION,
              AND TRUSTMARK CORPORATION, A MISSISSIPPI CORPORATION



         Pursuant to the Mississippi Business Corporation Act (the "Act"), the merger of First Corinth Corp., a Mississippi corporation ("Company"), with and into Trustmark Corporation, a Mississippi corporation ("Trustmark"), with Trustmark as the surviving corporation shall be effected as follows:

         A. Effective Date. The merger shall become effective (the "Effective Date") immediately upon filing of Articles of Merger with the Secretary of State of the State of Mississippi in accordance with the laws of the State of Mississippi.

         B. Surviving Corporation. The Company shall be merged (the "Merger") with and into Trustmark. Trustmark shall be the surviving corporation pursuant to the provisions of, and with the effect provided in, the Act.

         C. Terms and Conditions of the Merger. As of the Effective Date of the Merger, by virtue of the Merger and without any further action on the part of the holders of any Company shares, subject to the adjustments provided herein, each common share of the Company issued and outstanding immediately prior to the Effective Date of the Merger (other than such shares as to which dissenter's rights of appraisal have been perfected and not withdrawn), shall be converted into 12.9545 shares of the common stock of Trustmark.

                 No fractional Trustmark shares will be issued upon the surrender for exchange of certificates representing common shares of the Company. In lieu of any such fractional share, each holder of common shares of the Company who would otherwise be entitled to a fraction of a Trustmark share will be paid in cash upon the surrender of all the stock certificates representing the common shares of the Company by such holder in the amount equal to the product of such fraction multiplied by $22.00 per share.

                 If, between the date hereof and the Effective Date of the Merger, Trustmark shares shall be changed into a different number of shares or shares of a different class by reason of any reclassification, recapitalization, split up or stock dividend with a record date within said period, the number of Trustmark shares to be issued and delivered upon the Merger shall be appropriately and proportionately adjusted so that the number of such shares that will be issued and delivered upon the Merger will equal the number of Trustmark shares that holders of common shares of the Company would have received had the record date of such reclassification, recapitalization, split up or stock dividend been immediately following the Effective Date of the Merger.

                 Any person whose certificates representing Company common shares shall have been lost or destroyed may nevertheless obtain the Trustmark shares to which such Company common shareholder is entitled as a result of the Merger, provided such Company common shareholder provides Trustmark with a statement certifying such loss or destruction and an indemnity satisfactory to Trustmark sufficient to indemnify Trustmark against any loss or expense that may occur as a result of such lost or destroyed certificates being thereafter presented to Trustmark for exchange. Until a former Company common shareholder has surrendered the certificates representing his Company common shares or provided indemnity as provided above, such former Company common shareholder shall not be entitled to receive certificates representing the Trustmark shares to which such shareholder is entitled by virtue of the Merger and no dividend or other distribution with respect of Trustmark shares will be paid to such persons; provided, however, that when such certificates shall have been surrendered or indemnity provided, there shall be paid to such persons, without interest, all dividends and other distributions payable in respect of a record date after the Effective Date of the Merger on the Trustmark shares for which such Company common shares shall have been exchanged.

         D. Market Price Fluctuations. The exchange ratio will be adjusted if the 2-week average of the bid/asked prices of Trustmark shares is greater than $25.00 or less than $22.00 on the Adjustment Date. For purposes of this Agreement, the Adjustment Date shall be the fifteenth day prior to the Closing Date. The 2-week average of the bid/asked prices of the Trustmark shares shall be the average of the closing bid/asked prices of Trustmark shares as reported in the National Association of Securities Dealers Automated System for National Market Issues for the 10 business days preceding the Adjustment Date (the "Average Trustmark Price"). If, on the Adjustment Date, the Average Trustmark Price is more than $25.00, the adjustment will decrease the number of Trustmark shares in to which each Company common share will be converted so that the exchange ratio of the Trustmark shares in to which each Company common share shall be converted will be equal to the quotient of (i) the amount of the increase in the Average Trustmark Price that is greater than $25.00 plus $22.00 (ii) divided into $32,148.00. If, on the Adjustment Date, the Average Trustmark Price is less than $22.00, the adjustment will increase the number of Trustmark shares in to which each Company common share will be converted so that the value of the Trustmark shares in to which each Company common share shall be converted will not be less than $285.00.

Notwithstanding the foregoing sentence, if, on the Adjustment Date, the Average Trustmark Price is less than $19.00, Trustmark shall have the option to (i) adjust the exchange ratio so that the value of the Trustmark shares in to which each Company common share shall be converted will not be less than $285.00,
(ii) to renegotiate the exchange ratio, or (iii) to terminate this Agreement upon written notice to the Company.

         E. Governance of the Surviving Corporation. The Charter of Incorporation and Bylaws of Trustmark shall be the Charter of Incorporation and Bylaws of the merged corporations following the Effective Date of the Merger, unless and until the same shall be amended in accordance with the provisions thereof and the Act.

         F. Board of Directors and Officers. The members of the Board of Directors and the officers of Trustmark shall be the Board of Directors and officers of the merged corporation until their respective successors are elected and qualified.

         G. Stock of Surviving Corporation. The shares of common stock of Trustmark as the surviving corporation outstanding immediately prior to the Effective Date of the Merger shall remain outstanding.

         H. Authorized Capital. The authorized capital stock of Trustmark as the surviving corporation following the Effective Date of the Merger shall be 100 million shares of common stock, no par value, unless and until the same shall be changed in accordance with the Act.

         I. Dissenter's Rights of Appraisal. Shareholders of the Company shall be entitled to exercise dissenter's rights of appraisal as provided pursuant to the provisions of the Act, or otherwise provided by law.

         J. Termination. Prior to the Effective Date of the Merger, this Plan and Agreement of Merger may be terminated as follows:

                 (a) By the mutual consent of the Boards of Directors of the Company and Trustmark;

                 (b) By Trustmark if a state or federal governmental agency or authority shall at any time fail to approve the transactions contemplated by this Agreement or shall have instituted and not dismissed court proceedings to restrain or prohibit such transactions and such court proceedings have not been resolved prior to one year after the date of this Agreement;

                 (c) By any party if the Closing Date shall not have occurred on or prior to the day that is one year after the date of this Agreement without the fault of such party;

                 (d) By Trustmark at any time during the due diligence examination period as provided in Section 5.9 of the Merger Agreement if such examination, in Trustmark's opinion, reveals previously unknown, adverse information concerning Company; or

                 (e) By Trustmark, if at the time of such termination there shall be a material adverse change in the financial condition or tangible properties of Company arising subsequent to the completion of due diligence as referred to in Section 5.9 of the Merger Agreement;

                 (f) By Company, if at the time of such termination there shall be a material adverse change in the financial condition or tangible properties of Trustmark arising subsequent to December 31, 1995;

                 (g) By Trustmark in accordance with and subject to the provisions of Section 10.7 of the Merger Agreement;

                 (h) By either Trustmark or Company, if the stockholders of the Company or NBC fail to approve the Holding Company Merger or Bank Merger at the meeting of stockholders called for such purpose (including any adjournment or postponement thereof);

                 (i) By Trustmark if there has been a material breach by Company (A) of any of its representations and warranties in the Merger Agreement or (B) of any obligations therein which have not been promptly cured after notice thereof from Trustmark;

                 (j) By Company if there has been a material breach by Trustmark (A) of any of its representations and warranties set forth in the Merger Agreement or (B) of any obligations thereunder which have not been promptly cured after notice thereof by Company.

         K. Trustmark and Company intend that the transaction contemplated by this Plan and Agreement of Merger shall be a tax-free reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(A).

         IN WITNESS WHEREOF, the Company and Trustmark have caused this Plan and Agreement of Merger to be executed, each by its Chief Executive Officer and attested by its President, Secretary or Assistant Secretary this the _____ day of October, 1996.




                                               First Corinth Corp.


                                               By:
                                                  -----------------------------
                                                   Jack B. Yates, Chairman


Attested:


By:
    -------------------------------
    Hull Davis, Its Secretary


                                               TRUSTMARK CORPORATION


                                               By:
                                                  -----------------------------
                                                  Frank R. Day, Its President
                                                  and Chief Executive Officer


Attested:


By:
    -------------------------------
    Harry M. Walker, Its Secretary

STATE OF MISSISSIPPI

COUNTY OF ALCORN

         Personally appeared before me, the undersigned authority in and for the said county and state, on this _____ day of October, 1996, within my jurisdiction, the within named Jack B. Yates and Hull Davis, who acknowledged that they are Chairman and Secretary, respectively, of First Corinth Corp., a Mississippi corporation, and that for and on behalf of the said corporation, and as its act and deed they executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.




                                               ------------------------------
                                               Notary Public


My Commission Expires:



-----------------------





STATE OF MISSISSIPPI

COUNTY OF HINDS

         Personally appeared before me, the undersigned authority in and for the said county and state, on this _____ day of October, 1996, within my jurisdiction, the within named Frank R. Day and Harry M. Walker, who acknowledged that they are President and Chief Executive Officer and Secretary, respectively, of Trustmark Corporation, a Mississippi corporation, and that for and on behalf of the said corporation, and as its act and deed they executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.



                                               ------------------------------
                                               Notary Public


My Commission Expires:



-----------------------

                                   EXHIBIT B

                                       TO

                                MERGER AGREEMENT

                          PLAN AND AGREEMENT OF MERGER
                                       OF
                     NATIONAL BANK OF COMMERCE OF CORINTH,
                         A NATIONAL BANKING ASSOCIATION
                                 WITH AND INTO
            TRUSTMARK NATIONAL BANK, A NATIONAL BANKING ASSOCIATION
                  UNDER THE CHARTER OF TRUSTMARK NATIONAL BANK
                   UNDER THE TITLE OF TRUSTMARK NATIONAL BANK



         This Plan and Agreement of Merger is made and entered into between National Bank of Commerce of Corinth (hereinafter referred to as "NBC"), a national banking association organized under the laws of the United States, being located in Corinth, County of Alcorn, State of Mississippi with a capital of $550,000 divided into 110,000 shares of common stock, each of $5.00 par value, surplus of $7,200,000 and undivided profits, including capital reserves, of $5,829,790 and net unrealized gains on securities available for sale of $163,802 as of June 30, 1996, and Trustmark National Bank (hereinafter referred to as "Trustmark Bank"), a national banking association organized under the laws of the United States, being located in Jackson, County of Hinds, State of Mississippi, with a capital of $13,389,775 divided into 2,677,955 shares of common stock, each of $5.00 par value, surplus of $237,713,736 and undivided profits, including capital reserves, of $237,945,735 and net unrealized holding losses on available for sale securities of ($3,926,855) as of June 30, 1996. NBC and Trustmark Bank are each acting pursuant to a resolution of its board of directors, adopted by a vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of Article 12, Section 215a of the United States Code, and joined in by Trustmark Corporation, a Mississippi corporation, ("Trustmark") the parent of Trustmark Bank, for the purpose of its agreement to issue shares of its common stock upon the merger of NBC with and into Trustmark Bank.

         NBC and Trustmark Bank hereby adopt this Plan and Agreement of Merger for the purpose of merging NBC with and into Trustmark Bank.

         Section 1. NBC shall be merged with and into Trustmark Bank under the Charter of Trustmark Bank (the "Merger").

         Section 2. The name of the merged association (hereinafter referred to as the "Association") shall be Trustmark National Bank.

         Section 3. The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at Jackson, Mississippi, and at its legally established branches.

         Section 4. The amount of capital stock of the Association shall be $13,389,775 divided into 2,677,955 shares of common stock, each of a $5.00 par value and at the time the Merger shall become effective, the Association shall have a surplus of $245,463,736, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this agreement, adjusted however, for normal earnings and expenses between June 30, 1996, and the effective time of the Merger.

         Section 5. All assets of each of the merging banks, as they exist at the effective time of the Merger shall pass to and vest in the Association without any conveyance or other transfer; and the Association shall be responsible for all of the liabilities of every kind and description, including liabilities arising out of the operation of a trust department, of each of the merging banks existing as of the effective time of the Merger.

         As its contribution to the capital structure of the Association, NBC shall contribute to the Association acceptable assets having a book value, over and above its liability to its creditors, of at least $13,743,592, and having an estimated fair value, over and above its liability to its creditors, of at least $13,743,592, adjusted, however, for normal earnings and expenses between June 30, 1996, and the effective time of the Merger, and for allowance of cash payments, if any, permitted under this agreement.

         As its contribution to the capital structure of the Association, Trustmark Bank shall contribute acceptable assets having a book value, over and above its liability of its creditors, of at least $485,122,391 and having an estimated fair value, over and above its liability to is creditors, of at least $485,122,391, adjusted, however, for normal earnings and expenses between June 30, 1996, and the effective time of the Merger, and for allowance of cash payments, if any, permitted under this agreement.

         Section 6. At the effective time of the Merger Trustmark shall retain its present rights in and to each of the 2,677,955 issued and outstanding shares of common stock, $5.00 par value of Trustmark Bank, which are owned by Trustmark and each of the 110,000 issued and outstanding shares of NBC which will not at that time be owned by Trustmark shall, subject to the adjustments provided in Sections 10.5 and 10.7 of the Merger Agreement dated as of October 2, 1996 to which this Plan and Agreement of Merger is in furtherance (the "Merger Agreement"), be converted into 13.4825 shares of common stock of Trustmark.

         Section 7. NBC shall be permitted to declare and pay an annual cash dividend out of current operating profits in the manner and to the extent provided in the Merger Agreement. Except as set forth herein, NBC shall not declare any other cash or other dividends prior to closing.

         From the date hereof until the effective time of the Merger, Trustmark Bank shall be entitled to declare and pay such dividends as may, from time to time, be declared by the Board of Directors of Trustmark Bank.

         Section 8. The present Board of Directors of Trustmark Bank shall continue to serve as the Board of Directors of the Association until the next annual meeting of shareholders or until such time as their successors have been elected and have qualified.

         Section 9. Effective as of the time the Merger shall become effective as specified in the Merger approval to be issued by the Comptroller of the Currency, the Articles of Association of the merged bank shall read in their entirety as follows:

         FIRST.  The title of this Association shall be "Trustmark National
Bank."

         SECOND. The main office of the Association shall be in Jackson, County of Hinds, State of Mississippi. The general business of the Association shall be conducted at its main office and its branches.

         THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five members, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each Director shall own common or preferred stock of the Association or of a company which has control over the Association within the meaning of 12 U.S.C. Section 1841 ("The Bank Holding Company Act"), with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director, or
(iii) the date of that person's most recent election to the Board of Directors, whichever is more recent. Any combination of common or preferred stock of the Association or holding company may be used. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, shall be filled through appointment by a majority of the remaining Directors then in office, and any director so appointed shall hold his place until the next election, and until his successor shall have been elected and qualified.

         FOURTH. The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

         Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the Chairman of the Board of the bank not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided however, that if less than 21 days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the Chairman of the Board of the bank not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions the vote tellers may disregard all votes cast for each such nominee.

         FIFTH. The authorized amount of capital stock of this Association shall be 2,677,955 shares of common stock of the par value of Five Dollars ($5.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

         If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized, except when they are (1) issued to effect or to raise the necessary capital to effect a merger or consolidation, (2) issued to effect or to raise the necessary capital to effect an acquisition of assets, (3) issued for consideration other than cash, (4) issued to satisfy conversion rights, or other rights or options, or (5) issued pursuant to any employee stock option or stock purchase plan. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

         The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

         SIXTH. The Board of Directors shall appoint one of its members President of the Association, who shall be Chairman of the Board, unless the Board appoints another director to be the

Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Secretary and such officers and employees as may be required to transact the business of the Association.

         The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage the affairs of the Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

         SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Jackson, Mississippi, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

         EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

         NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of the shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual or special meeting of the shareholders shall be given by First Class Mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

         TENTH. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party or potential party by reason of his being or having been a director, or honorary or advisory director, officer, or employee of the Association or of any firm, corporation, or organization which he served in any such capacity at the request of the Association; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his duties to the Association; and provided further, that no person shall be so indemnified or reimbursed in relation to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law. The Association may, upon affirmative vote of a majority of its Board of Directors, purchase insurance to indemnify its directors, honorary or advisory directors, officers and employees to the extent that such indemnification is allowed in these Articles of Association. Such insurance may, but need not, be for the benefit of all directors, honorary or advisory directors, officers or employees.

         ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

         Section 10. This Agreement may be terminated in the manner and to the extent provided in the Merger Agreement.

         Section 11. This Agreement shall be ratified and confirmed by the affirmative vote of shareholders of each of the merging banks owning at least sixty-seven percent (67%) of its capital stock outstanding, at a meeting to be held on the call of the directors; and the Merger shall become effective at the time specified in the approval of merger to be issued by the Comptroller of the Currency of the United States.

         Section 12. Trustmark Bank and NBC intend that the transactions contemplated by this Plan and Agreement of Merger shall be tax-free reorganizations under Internal Revenue Code

Section 368(a)(1)(A) with respect to the merger of NBC with and into Trustmark Bank.

         WITNESS, the signatures and seals of said merging banks this _____ day of October, 1996 each hereunto set by its Chief Executive Officer and attested by its President, Executive Vice President, Secretary or Assistant Secretary pursuant to a resolution of its Board of Directors, acting by a majority thereof, and witness the signature hereto of the majority of each of said Boards of Directors.


                                        TRUSTMARK NATIONAL BANK


                                        By:
                                            ------------------------------------
                                            Frank R. Day, Its Chairman of the
                                            Board and Chief Executive Officer

Attest:

By:
    --------------------------
    Gerard R. Host, Its
    Executive Vice President
    and Chief Financial Officer


(SEAL)

                                       Ratified by the Board of Directors of
                                       Trustmark National Bank



                                       ----------------------------------------
                                       J. Kelly Allgood



                                       ----------------------------------------
                                       Reuben V. Anderson



                                       ----------------------------------------
                                       John L. Black, Jr.



                                       ----------------------------------------
                                       Harry H. Bush

                                       ----------------------------------------
                                       Robert P. Cooke III



                                       ----------------------------------------
                                       Frank R. Day



                                       ----------------------------------------
                                       William C. Deviney, Jr.



                                       ----------------------------------------
                                       D.G. Fountain, Jr.



                                       ----------------------------------------
                                       C. Gerald Garnett



                                       ----------------------------------------
                                       Matthew L. Holleman III



                                       ----------------------------------------
                                       Fred A. Jones



                                       ----------------------------------------
                                       T.H. Kendall III



                                       ----------------------------------------
                                       Larry L. Lambiotte



                                       ----------------------------------------
                                       Robert V. Massengill



                                       ----------------------------------------
                                       Donald E. Meiners



                                       ----------------------------------------
                                       William Neville III



                                       ----------------------------------------
                                       Richard H. Puckett



                                       ----------------------------------------
                                       Charles W. Renfrow

                                       ---------------------------------------
                                       Clyda S. Rent



                                       ---------------------------------------
                                       William Thomas Shows



                                       ---------------------------------------
                                       Harry M. Walker



                                       ---------------------------------------
                                       LeRoy G. Walker, Jr.



                                       ---------------------------------------
                                       Paul H. Watson, Jr.



                                       ---------------------------------------
                                       John C. Wheeless, Jr.



                                       ---------------------------------------
                                       Allen Wood, Jr.


                                       TRUSTMARK CORPORATION


                                       By:
                                           -----------------------------------
                                           Frank R. Day, Its Chairman of the
                                           Board and Chief Executive Officer
Attest:

By:
    --------------------------
      Harry M. Walker, Its
      Secretary

(SEAL)

                                        NATIONAL BANK OF COMMERCE OF CORINTH


                                        BY:
                                            ----------------------------------
                                                 Jack B. Yates, Its Chairman
Attest:

By:
     -----------------------------------
     Hull Davis, Its President and
     Chief Executive Officer

(SEAL)

                                       Ratified by the Board of Directors of
                                       National Bank of Commerce of Corinth


                                       ----------------------------------------
                                       Hull Davis


                                       ----------------------------------------
                                       Bryan B. Jones


                                       ----------------------------------------
                                       Dr. R. H. Kay


                                       ----------------------------------------
                                       L. R. Norman


                                       ----------------------------------------
                                       David M. Palmer


                                       ----------------------------------------
                                       J. C. Stanley, IV


                                       ----------------------------------------
                                       Joe Vann


                                       ----------------------------------------
                                       Kenneth Williams


                                       ----------------------------------------
                                       C. G. Worsham


                                       ----------------------------------------
                                       Jack B. Yates




STATE OF MISSISSIPPI
COUNTY OF HINDS

         Personally appeared before me, the undersigned authority in and for the said county and state, on this _____ day of October, 1996, within my jurisdiction, the within named Frank R. Day, who acknowledged that he is Chairman of the Board and Chief Executive Officer of Trustmark National Bank, a national banking association, and that for and on behalf of the said association, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said association so to do.



                                               ------------------------------
                                               Notary Public

My Commission expires:


----------------------




STATE OF MISSISSIPPI
COUNTY OF ___________

         Personally appeared before me, the undersigned authority in and for the said county and state, on this _____ day of October, 1996, within my jurisdiction, the within named Jack B. Yates, who acknowledged that he is Chairman of the Board of National Bank of Commerce of Corinth, a national bank association, and that for and on behalf of the said association, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said association so to do.



                                                ------------------------------
                                                Notary Public
My Commission expires:


----------------------